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                                                             EXHIBIT 14(a)(1)(i)

                        [Midland Loan Services Inc. Logo]



                                 March 28, 2000

                                                                  VIA UPS
Attn:  President                                                  -------
J.P. Morgan Commercial Mortgage Finance Corp.                     (212) 483-2323
60 Wall Street
New York, NY  10260-0000

      J.P. Morgan Commercial Mortgage Finance Corp., Mortgage Pass-Through
                          Certificates, Series 1999-C7
                         Pooling and Servicing Agreement

                              OFFICER'S CERTIFICATE


Pursuant to the requirements of that certain Pooling and Servicing Agreement governing the referenced Trust (the "PSA"), it is hereby certified that (i) the undersigned has completed a review of the servicer's performance of its obligations under the PSA for the preceding calendar year; (ii) to the best of the undersigned's knowledge on the basis of that review the servicer has fulfilled all of its obligations under the PSA throughout such period in all material respects; (iii) to the best of the undersigned's knowledge, the subservicer, of the servicer under the PSA, if any, has fulfilled its obligations under its sub-servicing agreement in all material respects; and,
(iv) no notice has been received from any governmental agency or body which would indicate a challenge or question as to the status of the Trust's qualification as a REMIC under the U.S. Code.

                                          /s/ Charles J. Sipple          3-29-00
                                          --------------------------------------
                                          Charles J. Sipple              Date
                                          Executive Vice President


cc:    Attn:  Corporate Trust Department
       State Street Bank and Trust Company
       Two Avenue de Lafayette
       Boston, MA  02111-0000







210 W. 10th Street Kansas City, MO  64105 Phone:  816/435-5000 Fax: 816/435-2326

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